Exhibit 10.4

DEFAULT WAIVER AND FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Default Waiver and First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 14, 2013, by and between Silicon Valley Bank (“Bank”) and Millennial Media, Inc., a Delaware corporation (“Borrower”) whose address is 2400 Boston Street, Suite 301, Baltimore, MD 21224.

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 11, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.                                    Borrower has identified certain facts to Bank that may raise issues under the Loan Agreement (1) related to the covenant set forth in Section 6.11 of the Loan Agreement as a result of Borrower’s formation of Subsidiaries in Singapore (Millennial Media Private Limited), Indonesia (Millennial Media Private Limited RO), Germany (Millennial Media GmbH), France (Millennial Media SAS) and Japan (Millennial Media K.K.) (collectively, the “New Subsidiaries”),  and Borrower’s ownership interest in such Subsidiaries to Bank, and (2) the covenant set forth in Section 7.7 of the Loan Agreement regarding Investments by Borrower in the New Subsidiaries prior to the date hereof (collectively, the “Existing Events”).

C.                                    Borrower has requested that, if and to the extent applicable, Bank waive its rights and remedies against Borrower, limited specifically to the Existing Events.  Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies, if any, against Borrower related to the specific Existing Events on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.

D.                                    Borrower and Bank have further agreed to amend the Loan Agreement to (1) allow Investments in the New Subsidiaries, and (2) making certain other revisions as more fully set forth herein.  Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Waiver .

Bank hereby waives its rights and remedies with respect to a default related to Existing Events under the Loan Agreement, if and to the extent there has been a default.  Bank’s waiver of Borrower’s compliance of these covenants shall apply only to the foregoing periods up to the date of this Amendment.  Accordingly, hereinafter, Borrower shall be in compliance with these covenants.

Bank’s agreement to waive its rights and remedies in connection with the above-described Existing Events (1) in no way shall be deemed an agreement by the Bank to waive Borrower’s compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank’s right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.

3.                                      Amendments to Loan Agreement.

3.1                               Section 6.11 (Formation or Acquisition of Subsidiaries).  The second sentence of Section 6.11 is amended in its entirety and replaced with the following:

For each Foreign Subsidiary of Borrower or any Guarantor (other than Foreign Subsidiaries for which Borrower has already provided Bank with a stock pledge), Borrower or such Guarantor shall (x) (a) if such Foreign Subsidiary has assets in excess of $4,000,000, or (b) upon the request of Bank if such Foreign Subsidiary’s assets do not exceed $4,000,000, provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such Foreign Subsidiary (provided that in no event shall more than 65% of the total outstanding voting capital stock of any such Foreign Subsidiary be required to be pledged), in form and substance satisfactory to Bank, and (y) provide to Bank all other documentation in form and substance satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to in clause (x) above.

3.2                               Section 13.1 (Definitions).  Clause (f) of the defined term “Permitted Investments” in Section 13.1 of the Loan Agreement is amended in its entirety and replaced with the following:

(f)                                   Investments (i) by Borrower in its Foreign Subsidiaries for reasonable operating expenses incurred in the ordinary course of business not to exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal quarter and (ii) by Subsidiaries in other Subsidiaries or in Borrower;

4.                                      Limitation of Amendment.

4.1                               The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Events has occurred and is continuing;

5.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3                               The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.                                      Prior Agreement.  Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.

This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7.                                      Release by Borrower.

7.1                               For good and valuable consideration, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2                               In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under any and all ordinances and statutory or judicially created laws or rules of any jurisdiction which have a similar effect as California Civil Code Section 1542 which provides as follows:

“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” (Emphasis added.)

7.3                               By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4                               This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5                               Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)                                 Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)                                 Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)                                  The terms of this Amendment are contractual and not a mere recital.

(d)                                 This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)                                  Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8.                                      Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.                               Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

11.                               Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Millennial Media, Inc.

By:	/s/ Anthony Raley	By:	/s/ Michael B. Avon
Name:	Anthony Raley	Name:	Michael B. Avon
Title:	VP	Title:	EVP and CFO

[Signature Page to Default Waiver]